Exhibit 10.2

FORTISSIMO ACQUISITION CORP.

Restricted Stock Agreement

AGREEMENT made as of ________, 2008, between Fortissimo Acquisition Corp., a Delaware corporation (the “Company”), and [________] (the “Stockholder”).

1.  The Shares. In connection with the Agreement and Plan of Merger and Interests Purchase Agreement, dated as of January 15, 2008 among the Company, FAC Acquisition Sub Corp., a New York corporation, Psyop, Inc., a New York corporation, Psyop Services, LLC, a New York limited liability company, the Stockholders named therein and Justin Booth-Clibborn as Stockholders’ Representative (the “Merger Agreement”), and for good and valuable consideration, receipt of which is acknowledged, the Stockholder has agreed that [_________] shares of Parent Common Stock, which the Stockholder has received as Maximum Revenue Contingent Stock and Maximum EBITDA Contingent Stock pursuant to the Merger Agreement (the “Shares”) shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

2.  Forfeiture of Shares.

(a)   To the extent that Shares have not vested pursuant to Section 2(a) of Exhibit A to the Merger Agreement, with respect to an Annual Contingent Consideration Period, such Shares shall be forfeited automatically and immediately to Parent on the Contingent Consideration Payment Date following such applicable Annual Contingent Consideration Period. In the event that (A) the Company terminates the Stockholder’s employment for Cause (as defined in the Stockholder’s Employment Agreement) or (B) the Stockholder terminates his or her employment with the Company without Good Reason (as defined in the Stockholder’s Employment Agreement) at any time prior to the last day of the applicable Annual Contingent Consideration Period, for any reason or no reason, with or without cause, all Shares that have not vested pursuant to the Merger Agreement shall be forfeited automatically and immediately and shall be reallocated among the remaining Stockholders (as defined in the Merger Agreement), pursuant to the Merger Agreement, with respect to all Annual Contingent Consideration Periods ending on or after the date of termination of employment.

(b)  The Stockholder hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Shares and transfer ownership of such forfeited Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Stockholder shall promptly execute and deliver the same to the Company.

3.  Restrictions on Transfer.

The Stockholder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, except that the Stockholder may transfer such Shares (i) to or for the benefit of any spouse (or former spouse in connection with any marital separation, asset allocation agreement or qualified domestic relations order) or parents, siblings or children (by blood, marriage or adoption) (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Stockholder and/or Approved Relatives, provided, however, that such Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 2 and the restrictions on transfer set forth in this Section 3), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required to transfer on its books any of the Shares which have been transferred in violation of any of the provisions of this Agreement.

4.  Restrictive Legends.

All certificates representing the Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED OWNER OF THESE SHARES (OR HIS PREDECESSOR IN INTEREST), AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICE OF THE SECRETARY OF THE CORPORATION.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.   Withholding Taxes; Section 83(b) Election.

(a)  The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

(b)  The Stockholder has reviewed with the Stockholder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Stockholder agrees to file an election under Section 83(b) of the Code with the United States Internal Revenue Service (the “IRS”) within 30 days hereof and to provide a duplicate original of such election to the Company with proof of filing with the IRS within 45 days hereof.

THE STOCKHOLDER ACKNOWLEDGES THAT IT IS THE STOCKHOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b).

6.  Miscellaneous.

(a)  Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b)  Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(c)  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(d)  Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6(d).

(e)  Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f)  Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(g)  Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

(h)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of laws principles thereof directing the application of any law other than that of the State of New York. Courts within the State of New York, County of New York or the United States District Court for the Southern District of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

(i)  Stockholder’s Acknowledgments. The Stockholder acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Stockholder’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FORTISSIMO ACQUISITION CORP.

_____________________________
By:
Title:

_____________________________
Stockholder Name:

Address:    ____________________
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